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Emerald Script

Hello. My name is ______ and I am calling from Computershare Fund Services on behalf of (fund name). May I please speak with _____?
I'm calling to follow-up on a recent mailing of Proxy Materials by (fund name). Have you received those materials for the shareholders meeting for April 15, 2005?

If no - The Proxy Materials were mailed on or about (MAILDATE). When you receive them if you could sign, date and return the proxy card it would be greatly appreciated.
If yes - Have you had a chance to return the proxy card?
     If yes - Thank you very much for your prompt response. Have a nice day/evening.
     If no - Are you interested in voting over the phone today?
          If no - Thank you for your time. If you could take a minute to vote your proxy soon, it will be much appreciated.
          If yes - Would you like to register a vote along with the recommendations of the Board?
               If no - I could quickly review the proposals and assist you in registering your vote today. Would that be OK?
                    If no - Thank you for your time. If you could take a minute to vote your proxy soon, it will be much appreciated.
                    If yes - (after review), would you like to register a vote along with the recommendations of the Board?
                         If no - Thank you for your time. If you could take a minute to vote your proxy soon, it will be much appreciated.
                         If yes - I am recording your [yes][no]vote and will send you a printed confirmation to (address). Is that address correct?
                              If yes - Thank you for your time and y our vote Mr./Mrs. __________. You will receive your confirmation in the mail. Have a good day/evening.
                              If no - May I have the city, state and zip code that we should  mail your confirmation to?
                         After response- Thank you for your time and your vote Mr./Mrs. ________.  Have a good day/evening!

     (If callee is a shareholder of additional funds.) -
Mr./Mrs.____, I see that you are also a shareholder in (list fund names). Would you like to register a vote with respect to those sharesas well?
     If no - Thank you for your time and your vote. If you could take a minute to vote your other proxy cards, it will be much appreciated
     If yes - Would you like to vote along with the recommendation of your Board on those shares as well?
          If no - I could quickly review the proposals and assist you in registering your vote today. Would that be OK?
               If no - Thank you for your time. If you could take a minute vote your other proxy cards, it will be much appreciated
               If yes - (after review), would you like to register a vote along with the recommendations of the Board for those shares as well?

                    If no - Thank you for your time. If you could take a minute to vote your other proxy cards soon, it will be much appreciated
                    If yes - I am recording your [yes][no]vote on those shares and will send you a printed confirmation for each to the address you previously confirmed. Thank you for your time and your vote Mr./Mrs. ________ have a good day/evening!
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Machine Message:
This message is to remind you that a special meeting of the (fund name) is scheduled for (meeting date) . To quickly vote your shares over the telephone, simply call (GS toll free #). When calling please refer to record # ___.
Representatives are available until 11:00 p.m. eastern time and will be happy to assist. Your vote is important! Thank you.